CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the Funds listed in Exhibit I comprising the Bridge Builder Trust (collectively referred to as the “Funds”) of our report dated August 26, 2025, relating to the financial statements and financial highlights which appears in the Fund’s Certified Shareholder Report on Form N-CSR for the year ended June 30,2025. We also consent to the references to us under the headings: “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 24, 2025

Exhibit I

Bridge Builder Core Bond Fund

Bridge Builder Core Plus Bond Fund

Bridge Builder Municipal Bond Fund

Bridge Builder Municipal High-Income Bond Fund

Bridge Builder Large Cap Growth Fund

Bridge Builder Large Cap Value Fund

Bridge Builder Tax Managed Large Cap Fund

Bridge Builder Small/Mid Cap Growth Fund

Bridge Builder Small/Mid Cap Value Fund

Bridge Builder Tax Managed Small/Mid Cap Fund

Bridge Builder International Equity Fund

Bridge Builder Tax Managed International Equity Fund

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